                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-79271.



                                           /s/ Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP



Chicago, Illinois
July 26, 1999